Exhibit 10.21

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 27, 2001, by and between Motor Coach Industries International, Inc., a Delaware corporation (the "Company"), and Timothy J. Nalepka (the "Executive").

                  WHEREAS, the Company, through its subsidiaries and affiliates, is engaged in the business of (i) designing, manufacturing, assembling, and marketing of coaches of monocoque or unitized construction configuration, and
(ii) distribution of replacement parts to the intercity coach and transit bus markets (the "Business"); and

                  WHEREAS, the Company desires that the Executive serve as Vice President & General Counsel of the Company and the Executive desires to hold such position under the terms and conditions of this Agreement; and

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

                  NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                  1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth herein.

                  2. Term. Subject to earlier termination pursuant to Section 10 hereof, the term of the employment by the Company of the Executive pursuant to this Agreement (the "Term") shall commence on April 27, 2001 (the "Effective Date"), and terminate on the first anniversary thereof.

                  3. Position. During the Term, the Executive shall serve as the Vice President & General Counsel of the Company, and shall perform such other duties as the Board of Directors of the Company (the "Company Board"), the Company's Chief Executive Officer (CEO) or Chief Operating Officer (COO) shall from time to time determine.

                  4. Duties. During the Term, the Executive shall devote his full time and attention during normal business hours to the business and affairs of the Company, except for vacations in accordance with the Company's policies and for illness or incapacity, in accordance with Section 9 hereof.

                  5. Salary and Bonus.

                           (a) During  the Term,  the  Company  shall pay to the
Executive a Base Salary at the annualized rate of $225,000 per year. The car allowance paid to the Executive will end May 1, 2001. The Base Salary shall be payable to the Executive in substantially equal installments in accordance with the Company's normal payroll practices.

                           (b) For the Company's fiscal year ending December 31,
2001, and for each fiscal year thereafter during the Term, the Executive shall be eligible to receive an annual cash bonus at the discretion of the Company Board, CEO or COO in accordance with the [Executive Bonus Program] or other incentive compensation plan established by the Company Board, CEO or COO for the Company's executive officers.

                  6. Stock Option Plan. During the Term, the Executive shall be eligible to participate in the MCII Holdings (USA), Inc. Management Stock Option Plan or other stock option plan established by the Company Board for the Company's executive officers and may be granted options thereunder at the discretion of the Board.

                  7. Vacation, Holidays and Sick Leave. During the Term, the Executive shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers.

                  8. Business Expenses. The Executive shall be reimbursed for all reasonable and necessary business expenses incurred by him in connection with his employment (including, without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the "Code"), and in accordance with the Company's normal expense reimbursement policies.

                  9. Other Benefits. During the Term, the Executive shall be eligible to participate fully in all health and other employee benefit arrangements available to senior executive officers of the Company generally.

                  10. Termination of Agreement. The Executive's employment by the Company pursuant to this Agreement shall not be terminated prior to the end of the Term hereof except as set forth in this Section 10.

                           (a) By Mutual  Consent.  The  Executive's  employment
pursuant to this Agreement may be terminated at any time by the mutual written agreement of the Company and the Executive.

                           (b) Death. The Executive's  employment by the Company
pursuant to this Agreement shall be terminated upon the death of the Executive, in which event the Executive's spouse or heirs shall receive, when the same would have been paid to the Executive, (i) all Base Salary and benefits to be paid or provided to the Executive under this Agreement through the Date of Termination (as defined in Section 10(f) hereof) and (ii) the Base Salary and health benefits to be paid or provided to the Executive under this Agreement until the earlier of (x) six months following the Date of Termination and (y) the expiration of the Term.

                           (c)  Disability.  The  Executive's  employment by the
Company pursuant to this Agreement may be terminated by written notice to the Executive by the Company or to the Company by the Executive in the event that
(i) the Executive becomes unable to perform his normal duties by reason of physical or mental illness or accident for any six (6) consecutive month period, or (ii) the Company receives written opinions from both a physician for the Company and a physician for the Executive that the Executive will be so disabled. In the event that this Agreement is terminated pursuant to this
Section 10(c), the Executive shall be entitled to receive, when the same would have been paid to the Executive, (i) all Base Salary and benefits to be paid or provided to the Executive under this Agreement through the Date of Termination and (ii) the Base Salary and health benefits to be paid or provided to the Executive under this Agreement until the earlier of (x) six months following the Date of Termination and (y) the expiration of the Term.

                           (d) By the Company for Cause.  This  Agreement may be
terminated by the Company by written notice to the Executive ("Notice of Termination") upon the occurrence of any of the following events (each of which shall constitute "Cause" for termination): (i) the Executive commits any act of gross negligence, incompetence, fraud or willful misconduct causing harm to the Company, (ii) the conviction of the Executive of a felony that could adversely affect the Company or its reputation, (iii) the Executive intentionally obtains personal gain, profit or enrichment at the expense of the Company or from any transaction in which the Executive has an interest which is adverse to the interest of the Company unless the Executive shall have obtained the prior written consent of the Company Board, (iv) the Executive acts in a manner which is materially detrimental or damaging to the Company's reputation, business operations or relations with its employees, suppliers or customers, or (v) any material breach by the Executive of this Agreement, including, without limitation, a material breach of Section 13 hereof, which breach remains uncorrected for a period of fifteen (15) days after receipt by the Executive of written notice from the Company setting forth the breach. In the event the Executive's employment by the Company is terminated pursuant to this Section 10(d), the Executive shall be entitled to receive all Base Salary and benefits to be paid or provided to the Executive under this Agreement through the Date of Termination.

                           (e) By the Company  Without Cause.  The employment by
the Company of the Executive pursuant to this Agreement may be terminated by the Company at any time without Cause by delivery of a Notice of Termination to the Executive. In the event that the employment by the Company of the Executive pursuant to this Agreement is terminated by the Company without Cause pursuant to this Section 10(e), the Executive shall continue to be paid his Base Salary and benefits for twelve months after Date of Termination.

                           (f)  Date of  Termination.  The  Executive's  Date of
Termination shall be (i) if the Executive's employment by the Company is terminated pursuant to Section 10(b), the date of his death, (ii) if the Executive's employment by the Company is terminated pursuant to Section 10(c), the last day of the six-month period referred to in Section 10(c), (iii) if the Executive's employment by the Company is terminated pursuant to Section 10(d), the date on which a Notice of Termination is given, and (iv) if the Executive's employment is terminated pursuant to Section 10(e), the date set forth in the Notice of Termination.

                  11.      Representations.

                           (a) The Company  represents  and  warrants  that this
Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

                           (b) The Executive  represents and warrants that he is
not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement.

                  12. Assignment; Binding Agreement. This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there is no such designee, to his estate.

                  13.      Confidentiality; Non-Competition; Ownership of Works.

                           (a) Executive  acknowledges that: (i) the Business is
intensely competitive and that Executive's employment by the Company will require that Executive have access to and knowledge of confidential information of the Company, including, but not limited to, the identity of the Company's customers, the identity of the representatives of customers with whom the Company has dealt, the kinds of services provided by the Company to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition, or disposition of products and services, creative ideas and concepts, computer software applications and other programs, research data, personnel information and other trade secrets (the "Confidential Information");
(ii) the direct or indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business; and (iii) the engaging by Executive in any of the activities prohibited by this Section 13 may constitute improper appropriation and/or use of such Confidential Information. Executive expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectable business interest of the Company. Accordingly, the Company and Executive agree as follows:

                           (b) For  purposes  of this  Section  13, the  Company
shall be construed to include the Company and its parents and subsidiaries engaged in the Business, including any divisions managed by Executive.

                           (c) During  Executive's  employment with the Company,
and at all times after the termination of Executive's employment by expiration of the Term or otherwise, Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal, or agent of any business, or in any other capacity, make known, disclose, furnish, make available, or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein, or as expressly permitted herein, or as required by a court of competent jurisdiction or other administrative or legislative body; provided that, prior to disclosing any of the Confidential Information as required by a court or other administrative or legislative body, Executive shall promptly notify the Company so that the Company may seek a protective order or other appropriate remedy. Executive agrees to return all documents or other materials containing Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner, to the Company at any time upon request by the Company and immediately upon the termination of his employment for any reason.

                           (d) During  Executive's  employment with the Company,
Executive shall not engage in "Competition" with the Company. For purposes of this Agreement, Competition by Executive shall mean Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of, any other business or organization anywhere in the Western Hemisphere which competes, directly or indirectly, with the Business of the Company.

                           (e)  For a  period  of one  (1)  year  following  the
termination of Executive's employment, whether upon expiration of the Term or otherwise, Executive shall not engage in Competition, as defined above, with the Company in any locality or region of the Western Hemisphere in which the Company had operations at the time of, or within six (6) months prior to, Executive's termination, or in which, during the six (6) month period prior to Executive's termination, the Company had made substantial plans with the intention of establishing operations in such locality or region; provided that, it shall not be a violation of this sub-paragraph for Executive to become the registered or beneficial owner of up to one percent (1%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that Executive does not actively participate in the business of such corporation until such time as this covenant expires.

                           (f) For a period  of one (1) year  after he ceases to
be employed hereunder by the Company, whether upon expiration of the Term or otherwise, Executive agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

                         i solicit from any  customer  doing  business  with the
                    Company as of Executive's termination, business of the same or of a similar nature to the business of the Company with such customer;

                         ii solicit  from any known  potential  customer  of the
                    Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer, or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal, or offer, within six (6) months prior to Executive's termination;

                         iii recruit or solicit the  employment  or services of,
                    or hire, any person who was known to be employed by the Company upon termination of Executive's employment, or within six (6) months prior thereto; or

                         iv otherwise  knowingly  interfere with the business or
                    accounts of the Company.

                           (g)  The   Executive   will  make  full  and   prompt
disclosure to the Company of all inventions, improvements, formulas, data, programs, processes, ideas, concepts, discoveries, methods, developments, software, and works of authorship, whether or not copyrightable, trademarkable, or patentable, which are created, made, conceived, or reduced to practice by the Executive, either alone, under his direction or jointly with others during the period of his employment with the Company, whether or not during normal working hours or on the premises of the Company, which (i) relate to the actual or anticipated business, activities, or research of the Company, or (ii) result from or are suggested by work performed by the Executive for the Company, or
(iii) result, to any extent, from use of the Company's premises or property (all of which are collectively referred to in this Agreement as "Works"). All Works shall be the sole property of the Company, and, to the extent that the Company is not already considered the owner thereof as a matter of law, the Executive hereby assigns to the Company, without further compensation, all his right, title, and interest in and to such Works and any and all related intellectual property rights (including, but not limited to, patents, patent applications, copyrights, copyright applications, and trademarks) in the Western Hemisphere and elsewhere. Notwithstanding the foregoing, this Agreement does not apply to any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless: (A) the invention relates (X) to the Business of the Company, or (Y) to the Company's actual demonstratively anticipated research or development; or (B) the invention results from any work performed by the Executive for the Company.

                           (h)  Executive  acknowledges  that the services to be
rendered by him to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach or threatened breach by him of any of the provisions contained in this Section 13 will cause the Company irreparable injury. Executive therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary, and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Executive from any such violation or threatened violations.

                           (i) Executive  further  acknowledges  and agrees that
due to the uniqueness of his services and confidential nature of the information he will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Company.

                           (j) If any one or more of the provisions contained in
this Agreement shall be held to be excessively broad as to duration, activity, or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the fullest extent permitted by law.


                  144 Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise.

                  155 Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time, or any subsequent time.

                  166 Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

                  To the Executive at:

                  Timothy J. Nalepka


                  To the Company at:

                  Motor Coach Industries International, Inc.
                  1700 East Golf Road ~ Suite 300
                  Schaumburg, Illinois  60173
                  Facsimile:   (847) 285-2079
                  Attention:  Chief Operating Officer

                  Any  notice  delivered  personally  or by  courier  under this
Section 16 shall be deemed given on the date delivered and any notice sent by facsimile or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date transmitted by facsimile or mailed.

                  177 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

                  188 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  19 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law thereof.

                  190 Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

                  201 Withholding. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state, or local law.

                  212   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on _____________, 2001, to be effective as of the Effective Date.


                                    MOTOR COACH INDUSTRIES INTERNATIONAL, INC.


                                    By:   _____________________________________
                                    Name:
                                    Title:




                                          _____________________________________
                                                      Timothy J. Nalepka